AXIS Capital Holdings Limited

Acquisition of Novae Group plc

Novae Balance Sheet Information including Details of Fair Value Adjustments at October 2, 2017

AXIS Capital Holdings Limited
Novae Group plc
Acquisition of Novae Group plc

Basis of Presentation
The acquisition of Novae Group plc ("Novae") was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations ('ASC 805') with AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") as the acquiring entity.

Under ASC 805, all of the Novae assets acquired and liabilities assumed in this business combination were recognized at the acquisition date fair value, while transaction costs and restructuring costs associated with the business combination were expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed was allocated to goodwill. Subsequent to the acquisition, the integration plan may affect how the assets acquired, including intangible assets, will be utilized by the combined company.

Unless otherwise noted, dollar amounts are in thousands of U.S. dollars. Amounts may not reconcile exactly due to rounding differences.

Acquisition Consideration and Consideration Allocation
On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $616.9 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. The Company recognized goodwill of $54 million.

The allocation of the purchase price is based on information included in Novae's unaudited financial statements at October 2, 2017. The allocation is subject to change if additional information becomes available within the measurement period, which cannot exceed 12 months from the acquisition date. The fair values of the assets acquired and liabilities assumed may be subject to adjustments, which may impact the amounts recorded for the assets acquired and liabilities assumed as well as the goodwill.

The Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax and finite lived other intangible assets primarily related to distribution networks of $128 million, pre-tax.The Company also identified indefinite lived intangible assets related to Lloyd’s of London (“Lloyds”) syndicate capacity of $95 million, pre-tax.

Adjustments to the fair value of the assets acquired and liabilities assumed at October 2, 2017 are summarized in the following table:

	Net Assets of Novae	Fair Value Adjustments	Total Assets Acquired and Total Liabilities Assumed	Select Deferred Tax Adjustments	Adjusted Total Assets Acquired and Total Liabilities Assumed
	(in thousands)
Assets
Investments	$1,733,611	$—	$1,733,611	$—	$1,733,611
Cash and cash equivalents	191,337	—	191,337	—	191,337
Insurance and reinsurance premium balances receivable	472,180	—	472,180	—	472,180
Reinsurance recoverable on unpaid and paid losses	787,907	—	787,907	—	787,907
Deferred acquisition costs	208,745	(208,745)	—	—	—
Prepaid reinsurance premiums	175,052	22,855	197,907	—	197,907
VOBA	—	256,942	256,942	(48,992)	207,950[1]
Goodwill	—	54,047	54,047	—	54,047
Intangible assets	3,154	220,057	223,211	(37,946)	185,266[2]
Other assets	62,600	(19,904)	42,696	—	42,696
Total assets acquired	$3,634,586	$325,252	$3,959,838	$(86,938)	$3,872,900

Liabilities
Reserve for losses and loss expenses	$2,222,261	$(96,627)	$2,125,634	$—	$2,125,634
Unearned premiums	697,278	20,164	717,442	—	717,442
Insurance and reinsurance balances payable	273,405	—	273,405	—	273,405
Senior notes	101,846	—	101,846	—	101,846
Other liabilities	40,808	83,777	124,585	(86,938)	37,647
Total liabilities assumed	$3,335,598	$7,314	$3,342,912	$(86,938)	$3,255,974

Intangible assets and goodwill, after-tax					$239,313

1VOBA, after-tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, included deferred tax liability of $48,992 at October 2, 2017.
2Intangible assets, after-tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to intangible assets, the most comparable GAAP financial measure, included deferred tax liability of $37,946 at October 2, 2017.

Significant fair value adjustments are explained as follows:

•	Deferred acquisition costs: To eliminate Novae's deferred acquisition costs;

•	Prepaid reinsurance premiums: To reflect adjustments to align premium recognition accounting policies;

•	VOBA: To establish the fair value of VOBA identifiable intangible assets related to the acquisition of Novae;

•	Goodwill: To establish the fair value of goodwill related to the acquisition of Novae;

•
Indefinite lived and finite lived intangible assets: To establish the fair value of identifiable intangible assets related to the acquisition of Novae and to eliminate Novae's pre-existing intangible assets;

•	Other assets: To reflect an investment at fair value and deferred tax assets on fair value adjustments;

•
Reserves for losses and loss expenses: To reflect adjustments arising from the alignment of premium recognition accounting policies and reserving methodologies, as well as the price associated with the sale of the Novae legacy business;

•	Unearned premiums: To reflect adjustments to align premium recognition accounting policies; and

•	Other liabilities: To reflect deferred tax liabilities on fair value adjustments.

Intangible assets identified at October 2, 2017 are shown in the following table:

	Intangible Assets, Pre-tax	Deferred Tax	Intangible Assets, After-tax	Economic Useful Life
Indefinite lived intangible assets
Lloyd's syndicate capacity	94,748	(16,107)	78,641	Indefinite

Finite lived other intangible assets
Distribution networks:
Coverholders	63,565	(10,806)	52,759	12 years
Large brokers	46,641	(7,929)	38,712	15 years
Small & Mid-sized Enterprise ("SME") brokers	14,126	(2,401)	11,725	12 years

Managing General Agent ("MGA") contract	4,131	(702)	3,429	7 years
	128,463	(21,839)	106,625

Intangible assets at October 2, 2017	$223,211	$(37,946)	$185,266

Intangible assets are explained as follows:

•	Lloyd's syndicate capacity: The value of Lloyd's syndicate capacity, which represents Novae's right to underwrite a certain allocated limit of premium in the Lloyd's market.

•	Distribution network:

•
Coverholders: The value of sales of insurance policies that result directly from relationships with insurance intermediaries who are authorized by Novae's managing agent to enter into contracts of insurance to be underwritten by Novae Syndicate 2007, in accordance with the terms of a binding authority.

•	Large brokers: These relationships include Novae's large brokers and consideration was given to the expectation of the renewal of these relationships and the associated expenses.

•
SME brokers: These relationships consist of Novae's brokers with the exception of the large brokers listed above and consideration was given to the expectation of the renewal of these relationships and the associated expenses.

•
MGA contract: Represents the value of managing agent fees and profit commission Novae earns related to the provision of underwriting services to special purpose syndicate, Lloyd's of London Syndicate 6129.

Amortization of finite lived other intangible assets
These Intangible assets are amortized over their economic useful lives and the expense is included in amortization of purchased intangibles in the Consolidated Statement of Operations. The amortization of these intangibles will affect the Company’s non-GAAP operating net income, a non-GAAP financial measure but these expenses will not be included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for other intangible assets with a finite life is as follows:

	Coverholders	Large Brokers	SME Brokers	MGA Contract	Total Amortization Expense, pre-tax
Q4 2017	$1,324	$777	$294	$148	$2,543
2018	5,297	3,109	1,177	590	10,173
2019	5,297	3,109	1,177	590	10,173
2020	5,297	3,109	1,177	590	10,173
2021	5,297	3,109	1,177	590	10,173
2022	5,297	3,109	1,177	590	10,173
2023 and thereafter	35,755	30,319	7,947	1,033	75,054
Finite lived other intangibles, pre-tax	63,565	46,641	14,126	4,131	128,463
Deferred tax	(10,806)	(7,929)	(2,401)	(702)	(21,839)
Finite lived other intangibles, after-tax	$52,759	$38,712	$11,725	$3,429	$106,625

Amortization of VOBA
VOBA is amortized over its economic useful life and the expense is included in amortization of purchased intangibles in the Consolidated Statement of Operations. The amortization of VOBA will affect the Company’s non-GAAP operating net income, a non-GAAP financial measure but these expenses will not be included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA - Total Amortization Expense, pre-tax
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Deferred tax	(48,992)
VOBA, after-tax[1]	$207,950

As noted above, the purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

Use of non-GAAP financial measures
We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are non-GAAP financial measures under Securities and Exchange Commission ("SEC") rules and regulations. In this document, we present VOBA, after tax and intangible assets, after tax and refer to non-GAAP operating income, which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of Novae's balance sheet at October 2, 2017. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.